REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 23, 2018, is by and between GrafTech International Ltd., a Delaware corporation (the “Company”) and BCP IV GrafTech Holdings LP, a Delaware limited partnership (the “Sponsor”). The Sponsor and any other Person who may become a party hereto pursuant to Sections 8 or 13(c) are referred to individually as a “Stockholder” or a “Noteholder” (depending upon whether such Person holds Registrable Equity Securities or Registrable Debt Securities, respectively) and generally as a “Holder” and collectively as the “Stockholders,” the “Noteholders” and generally as the “Holders.”
This Agreement replaces in its entirety the Registration Rights Agreement dated as of August 11, 2015 (the “Original Agreement”).
WHEREAS, the Company and the Sponsor entered into the Original Agreement, which the Company and the Sponsor hereby replace in its entirety as set forth herein;
WHEREAS, on April 23, 2018, the Company completed an initial public offering (the “IPO”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) pursuant to an underwriting agreement dated April 18, 2018; and
WHEREAS, Sponsor desires to have, and the Company desires to grant, certain registration and other rights with respect to the Registrable Securities following the IPO on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Stockholder Rights Agreement dated April 23, 2018.
“Additional Company Party” shall mean any subsidiary or other Affiliate of the Company that becomes a party to this Agreement pursuant to Section 8.
“Adverse Disclosure” means public disclosure of material non-public information that the Company has determined in good faith (after consultation with legal counsel): (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” shall have the meaning specified in Rule 12b-2 under the Exchange Act.
“Agreement” shall have the meaning set forth in the Preamble.
“Common Stock” shall have the meaning set forth in the Preamble.
“Company” shall have the meaning set forth in the Preamble.
“Company Group” shall mean, with respect to Registrable Equity Securities, the Company, and with respect to Registrable Debt Securities, the Company and the Additional Company Parties.
“Demand Notice” shall have the meaning set forth in Section 3(a).
“Demand Registration” shall have the meaning set forth in Section 3(a).
“Demand Suspension” shall have the meaning set forth in Section 9.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Holder” and “Holders” shall have the meanings set forth in the Preamble.
“Indemnified Party” shall have the meaning set forth in Section 11(c).
“Indemnifying Party” shall have the meaning set forth in Section 11(c).
“IPO” shall have the meaning set forth in the Preamble.
“IPO Lock-up Period” means the period ending 180 days after the date of the prospectus relating to the IPO.
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.
“Long-Form Registration” shall have the meaning set forth in Section 3(a).
“Losses” shall have the meaning set forth in Section 11(a).
“Marketed Underwritten Offering” shall mean a registered Underwritten Offering of Registrable Securities (including any registered underwritten Shelf Offering) that is consummated, withdrawn or abandoned by the applicable Holders following formal participation by the Company’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Company over a period of at least 48 hours.
“Noteholder” and “Noteholders” shall have the meanings set forth in the Preamble.
“Offering Material” means any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any written testing-the-waters communication or any road show as defined in Rule 433(h) under the Securities Act.
“Offering Persons” shall have the meaning set forth in Section 9(p).
“Permitted Assignee” shall have the meaning set forth in 13(c).
“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.
“Piggyback Notice” shall have the meaning set forth in Section 6(a).
“Piggyback Registration” shall have the meaning set forth in Section 6(a).
“Piggyback Request” shall have the meaning set forth in Section 6(a).
“Pro Rata Percentage” means, as of any date, with respect to a Holder, a number of Registrable Securities equal to (i) the number of Registrable Securities held by such Holder as of such date multiplied by (ii) the Pro Rata Sponsor Percentage with respect to the Sponsor for the applicable Registration Statement.
“Pro Rata Sponsor Percentage” means an amount equal to the fraction (expressed as a percentage) determined by dividing (A) the number of Registrable Securities that the Sponsor has requested to be registered on the applicable Registration Statement or included in the applicable Shelf Offering (provided that such number shall be reduced by the number of Registrable Securities, if any, that the Sponsor shall withdraw therefrom in accordance with this Agreement by (B) the total number of Registrable Securities held as of the date of such request (or such withdrawal, if applicable) by the Sponsor (and its Affiliates and Permitted Assignees); provided, however, that the Sponsor may freely re-allocate any number of Registrable Securities held by such Sponsor (or any of its Affiliates and Permitted Assignees) to any of its Affiliates (or their Permitted Assignees) for purposes of determining a Pro Rata Sponsor Percentage.
“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
“Registrable Debt Securities” shall mean, as of any date of determination, the debt securities of the Company that the Noteholders have acquired or have the right to acquire. As to any particular Registrable Debt Securities, such securities shall cease to be Registrable Debt Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) such Noteholder is able to dispose of all of its, his or her Registrable Debt Securities pursuant to Rule 144 without any volume limitations or manner of sale limitations thereunder, provided that at such time such Registrable Debt Securities are not required to bear any legend restricting the transfer thereof, or (iii) they shall have ceased to be outstanding.
“Registrable Equity Securities” shall mean, as of any date of determination, any shares of Common Stock that the Stockholders have acquired or have the right to acquire and any other securities issued or issuable with respect to any such shares by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise acquired from time to time. As to any particular Registrable Equity Securities, once issued, such securities shall cease to be Registrable Equity Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) the Stockholder thereof, together with its, his or her affiliates, beneficially owns less than 1.0% of the shares of Common Stock at such time and such Stockholder is able to dispose of all of its, his or her Registrable Equity Securities pursuant to Rule 144 without any volume limitations or manner of sale limitations thereunder, provided that at such time such Registrable Equity Securities are not required to bear any legend restricting the transfer thereof, or (iii) they shall have ceased to be outstanding.
“Registrable Securities” shall mean, as of any date of determination, any Registrable Equity Securities or Registrable Debt Securities.
“Registration Statement” shall mean any registration statement of the Company filed, or to be filed with, the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, that covers any of the Registrable Securities pursuant to the provisions of this Agreement.
“Rule 144” shall mean Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.
“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Shelf Holder” shall have the meaning set forth in Section 4(b).
“Shelf Offering” shall have the meaning set forth in Section 4(d).
“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering all or any portion of the Registrable Securities, as applicable.
“Shelf Suspension” shall have the meaning set forth in Section 4(c).
“Short-Form Registration” shall have the meaning set forth in Section 3(a).
“Sponsor” shall have the meaning set forth in the Preamble.
“Stockholder” and “Stockholders” shall have the meanings set forth in the Preamble.
“Take-Down Notice” shall have the meaning set forth in Section 4(d).
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
“Underwritten Registration” and “Underwritten Offering” shall mean a registration or offering, as the case may be, in which securities of the Company are sold to an underwriter for reoffering to the public.
“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) under the Securities Act.
Section 2.    Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a Holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Holder.
Section 3.    Demand Registrations.
(a)    Requests for Registration. Subject to the following paragraphs of this Section 3 and Section 5, the Sponsor shall have the right, by delivering or causing to be delivered a written notice to the Company (a “Demand Notice”), to require the Company Group to register pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the offer and sale of the number of Registrable Securities requested to be so registered on Form S-3 (which, unless the Sponsor requests otherwise, shall be filed pursuant to Rule 415 under the Securities Act), if the Company is then eligible for such short-form or any similar or successor short-form registration (“Short-Form Registration”) or, if the Company is not then eligible for Short-Form Registration, on Form S-1 or any similar or successor long-form registration (“Long-Form Registration”) (any such registration, a “Demand Registration”); provided, however, that unless the Sponsor requests to have registered all of its Registrable Securities, a Demand Notice for a Marketed Underwritten Offering may only be made if the sale of the Registrable Securities requested to be registered by the Sponsor is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company Group shall use its reasonable best efforts to (x) file with the SEC a Registration Statement in accordance with such Demand Notice and the provisions of this Agreement as promptly as reasonably practicable and, in any event, within 30 days following receipt of such Demand Notice in the case of a Short-Form Registration or within 90 days following receipt of such Demand Notice in the case of a Long-Form Registration and (y) cause such Registration Statement to become; provided, however, that if a Demand Notice is delivered prior to the expiration of the IPO Lock-up Period, the Company Group shall not be obligated to file (but shall be obligated to prepare) such Registration Statement prior to the expiration of the IPO Lock-up Period. With respect to any Underwritten Offering to be conducted pursuant to any Demand Registration, the Sponsor shall select the underwriter(s) for such offering, subject to the reasonable satisfaction of the Company.
The Company Group shall use its reasonable best efforts to keep any Registration Statement with respect to any Demand Registration filed pursuant to this Section 3(a) continuously effective under the Securities Act until the earlier to occur of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of Registrable Securities included in such Registration Statement.
No Demand Registration shall be deemed to have occurred for purposes of this Section 3, and any Demand Notice delivered in connection therewith shall not count as a Demand Notice for purposes of Section 5, if (x) the Registration Statement relating thereto (and covering all Registrable Securities specified in the applicable Demand Notice for sale in accordance with the intended method or methods of distribution specified in such Demand Notice, subject to any cut-back pursuant to Section 3(c)) (i) does not become effective, or (ii) is not maintained continuously effective for the period required pursuant to this Section 3, (y) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period or (z) the conditions to closing specified in any underwriting agreement, purchase agreement, or similar agreement entered into in connection with the registration relating to such request are not satisfied other than as a result of the Sponsor’s actions.
All requests made pursuant to this Section 3 shall: (i) state that it is a notice to initiate a Demand Registration under this Agreement; and (ii) specify the number of Registrable Securities to be registered and the intended method(s) of disposition thereof.
(b)    Company Notices. Within five business days after receipt by the Company of a Demand Notice pursuant to this Section 3, the Company shall deliver a written notice of any such Demand Notice to all Holders of Registrable Securities, which shall offer each such Holder the opportunity to include in the Demand Registration an amount of Registrable Securities up to its Pro Rata Percentage applicable to the Demand Registration as each such Holder may request in writing. The Company Group shall, subject to the provisions of Section 3(c), include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein; provided that the Company Group shall not include in such Demand Registration Registrable Securities of any Holder in an amount in excess of such Holder’s Pro Rata Percentage within ten business days after the date that such notice has been delivered, and provided, further, that such Holders must agree to the method of distribution proposed by the Sponsor and, in connection with any Underwritten Registration, the Sponsor (together with the Company and the other Holders including securities in such Underwritten Registration) must enter into an underwriting agreement in the form reasonably approved by the Company and the Sponsor.
(c)    Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an Underwritten Offering, and the managing underwriter(s) advise the Sponsor in writing that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the price, timing or distribution of such offering (including securities proposed to be included by other Holders entitled to include such securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such Underwritten Offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:
(i)    first, any Registrable Securities for which inclusion in such Demand Registration was requested by the Sponsor;
(ii)    second, pro-rata among the Holders of Registrable Securities other than the Sponsor that have requested to participate in such Demand Registration on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such Holders;
(iii)    third, pro-rata among any other Holders entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; and
(iv)    fourth, any securities for which inclusion in such Demand Registration was requested by the Company.
No securities excluded from the Underwritten Offering by reason of the managing underwriter(s)’ marketing limitations shall be included in such offering.
(d)    Postponement of Demand Registration. The Company Group may postpone, for a reasonable period of time on one or more occasions not in excess of 90 days in the aggregate (together with any Shelf Suspensions) in any 12-month period, the filing (but not the preparation) of a Registration Statement if the Company delivers to the Sponsor a certificate signed by an executive officer of the Company certifying that such registration would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall notify the Sponsor only of the occurrence of such an event and an approximation of the anticipated delay but shall provide no additional information regarding such event to the extent such information would constitute material non-public information. The Sponsor shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 9(p).
If the Company Group shall so postpone the filing of a Registration Statement, the Sponsor shall have the right to withdraw the request for registration by giving written notice to the Company within ten days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the Sponsor and, for the avoidance of doubt, upon such withdrawal, the withdrawn request shall not constitute a Demand Notice; provided that in the event the Sponsor does not so withdraw the request for registration, the Company Group shall continue to prepare a Registration Statement during such postponement such that it shall be in a position to and shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable efforts to cause the effectiveness of the applicable deferred or suspended Registration Statement.
(e)    Cancellation of a Demand Registration. The Sponsor shall have the right to notify the Company that it has determined that the applicable Registration Statement be abandoned or withdrawn by giving written notice of such abandonment or withdrawal at any time prior to the effective time of such Registration Statement, in which event the Company Group shall abandon or withdraw such Registration Statement; provided, that such Demand Notice underlying such abandonment or withdrawal shall be deemed to be a Demand Notice for purposes of Section 5 unless such Demand Notice is abandoned or withdrawn in response to a material adverse change regarding the Company or a material adverse change in the financial markets generally.
(f)    In addition, any Holder that has requested its Registrable Securities be included in a Demand Registration Statement pursuant to Section 3 may withdraw its Registrable Securities from such Demand Registration Statement at any time prior to the effectiveness of such Demand Registration Statement.
Section 4.    Shelf Registration.
(a)    Request for Shelf Registration. Subject to the following paragraphs of this Section 4 and Section 5, the Sponsor shall have the right, by delivering or causing to be delivered a written notice to the Company (a “Shelf Notice”), to require the Company Group to file pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, a Shelf Registration Statement for the offer and sale from time to time of the number of Registrable Securities requested to be so registered. Following receipt of a Shelf Notice for a Shelf Registration Statement in accordance with this Section 4(a), the Company Group shall use its reasonable best efforts to (x) file promptly with the SEC such Shelf Registration Statement in accordance with such Shelf Notice and the provisions of this Agreement as promptly as reasonably practicable and, in any event, within 30 days following receipt of such Shelf Notice and (y) cause such Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof; provided, however, that if a Shelf Notice is delivered prior to the expiration of the IPO Lock-up Period, the Company Group shall not be obligated to file (but shall be obligated to prepare) such Shelf Registration Statement prior to the expiration of the IPO Lock-up Period. If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 4 shall not apply, and the provisions of Section 3 shall apply instead.
The Company Group shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to this Section 4(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Shelf Holders until such securities cease to be Registrable Securities.
Any request made pursuant to this Section 4 shall state that it is a notice to initiate the filing of a Shelf Registration Statement under this Agreement, and specify the amount of Registrable Securities to be registered and the intended method(s) of distribution thereof.
(b)    Company Notices. Within five business days after receipt by the Company of a Shelf Notice pursuant to this Section 4, the Company shall deliver a written notice of such Shelf Notice to all Holders of Registrable Securities, which shall offer each such Holder the opportunity to include in the Shelf Registration Statement an amount of Registrable Securities up to its Pro Rata Percentage applicable to the Shelf Registration as each such Holder may request in writing (each such Holder delivering such a request, together with the Sponsor, a “Shelf Holder”). The Company Group shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five business days after the date that such notice has been delivered; provided that the Company Group shall not include in such Shelf Registration Registrable Securities of any Holder in an amount in excess of such Holder’s Pro Rata Percentage.
(c)    Suspension of Registration. The Company Group may postpone the filing or suspend the continued use, for a reasonable period of time on one or more occasions not in excess of 90 days in the aggregate (together with any Demand Suspensions) in any 12-month period, of the Shelf Registration Statement (a “Shelf Suspension”) if the Company delivers to the Shelf Holders a certificate signed by an executive officer of the Company certifying that such filing or continued use of would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration; provided, however, that such Shelf Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure or such filing or continued use would no longer so interfere. Such certificate shall notify the Shelf Holders only of the occurrence of such an event and and approximation of the anticipated delay but shall provide no additional information regarding such event to the extent such information would constitute material non-public information. The Shelf Holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 9(p). In the case of a Shelf Suspension, the Shelf Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall promptly notify the Shelf Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company Group agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company Group for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by the Sponsor.
(d)    Shelf Take Downs. An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (each, a “Shelf Offering”) may, subject to Section 5, be initiated at any time by the Sponsor. If the Sponsor elects by written request to the Company (each, a “Take-Down Notice”), a Shelf Offering shall be in the form of an Underwritten Offering, then the Company Group shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be offered and sold pursuant to the Shelf Offering in accordance with the provisions of this Agreement. With respect to any Shelf Offering that is an Underwritten Offering, the Sponsor shall select the underwriter(s) for such offering, subject to the reasonable satisfaction of the Company. Except as set forth in this Section 4(d), the Sponsor shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders in connection with any Shelf Offering by the Sponsor. In connection with any Shelf Offering that is a Marketed Underwritten Offering:
(i)    the Company shall deliver a written notice to all Shelf Holders other than the Sponsor, which shall offer each such Shelf Holder the opportunity to include in the Shelf Offering an amount of Registrable Securities up to its Pro Rata Percentage applicable to the Demand Registration as each such Shelf Holder may request in writing within five business days after the date that such notice has been delivered; provided that such Shelf Holder must agree to the method of distribution proposed by the Sponsor and enter into an underwriting agreement in the form reasonably approved by the Company and the Sponsor; and
(ii)    in the event that the managing underwriter(s) of such Shelf Offering advises the Sponsor in writing that in their good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such Shelf Offering is such as to adversely affect the price, timing or distribution of such offering, then the managing underwriter(s) may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Section 3(c) with respect to a limitation of Registrable Securities to be included in a Demand Registration.
Section 5.    Limitation on Registration and Underwritten Offerings
(a)    Notwithstanding the rights and obligations set forth in Sections 3 and 4, after the Sponsor holds less than 50% of the outstanding Common Stock of the Company, in no event shall the Company Group be obligated to take any action to effect any Demand Registration or any Marketed Underwritten Offerings at the request of the Sponsor, if (i) with respect to Registrable Equity Securities, the Company Group has effected a total of five (5) Demand Registrations and/or Marketed Underwritten Offerings at the request of the Sponsor after such time and (ii) with respect to any series of Registrable Debt Securities, the Company has effected a total of three (3) Demand Registrations and/or Marketed Underwritten Offerings at the request of the Sponsor for such series of Registrable Debt Securities after such time.
(b)    Notwithstanding the rights and obligations set forth in Sections 3 and 4, in no event shall the Company Group be obligated to take any action to effect more than two Demand Registrations and/or Marketed Underwritten Offerings by the Sponsor in any 365-day period.
(c)    For the avoidance of doubt, the Sponsor shall have the right to obligate the Company Group to effect an unlimited number of Shelf Offerings that are not Marketed Underwritten Offerings and, if the Sponsor holds 50% or more of the outstanding Common Stock of the Company, an unlimited number of Demand Registrations and Underwritten Offerings and Shelf Offerings of any kind.
Section 6.    Piggyback Registration.
(a)    Right to Piggyback. Except with respect to a Demand Registration or Shelf Registration, the procedures for which are addressed in Sections 3 and 4, respectively, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of securities, whether or not for sale for its own account and whether or not an Underwritten Offering or an Underwritten Registration (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing no later than ten business days prior to the filing date (the “Piggyback Notice”) to all of the Holders of Registrable Equity Securities or Registrable Debt Securities, as applicable. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of applicable Registrable Securities as each such Holder may request (each, a “Piggyback Registration”). Subject to Section 6(b), the Company shall include in each such Piggyback Registration all applicable Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) within ten business days after notice has been given to the applicable Holder; provided that the Company shall not include in any Piggyback Registration Registrable Securities of any Holder in an amount in excess of such Holder’s Pro Rata Percentage. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities (other than those making Piggyback Requests) included in such Registration Statement. With respect to any such Underwritten Offering to be conducted by the Company, the Company shall select the underwriter(s) for such offering, subject to the reasonable satisfaction of the Sponsor in the event that the Sponsor shall request inclusion of Registrable Securities therein.
(b)    Priority on Piggyback Registrations. If any of the Registrable Securities to be registered pursuant to the registration giving rise to the rights under this Section 6 are to be sold in an Underwritten Offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of a proposed Underwritten Offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other securities, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter(s) of such Underwritten Offering advise the Company in writing that it is their good faith opinion the total number or dollar amount of securities that such Holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the price, timing or distribution of the securities in such offering, then there shall be included in such Underwritten Offering the number or dollar amount of securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows: (i) first, all securities proposed to be sold by the Company for its own account; (ii) second, all Registrable Securities requested to be included in such registration by the Holders pursuant to this Section 6, pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such Holders; and (iii) third, all other securities requested to be included in such Registration Statement by other Holders of securities entitled to include such securities in such Registration Statement pursuant to piggyback registration rights; provided that any Holder may, prior to the effectiveness of the Registration Statement, withdraw its request to be included in such registration pursuant to this Section 6.
Section 7.    Restrictions on Public Sale by Holders of Registrable Securities.
(a)    With respect to any Underwritten Offering of Registrable Equity Securities pursuant to this Agreement (including with respect to a Shelf Offering pursuant to Section 4(c) hereof), the Company will cause each of its executive officers and directors to sign a customary “lock up” agreement containing provisions consistent with those contemplated pursuant to Section 7(c) and agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, submit or file with the SEC a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters of such Underwritten Offering (other than (A) a registration statement on Form S-8 or any successor forms thereto, (B) Common Stock issued upon the exercise of options, (C) the grant by the Company of awards under stock plans and (D) the issuance of Common Stock or other securities in connection with acquisitions, joint ventures or other strategic transactions) for its own account, within 75 days (plus, a then customary “booster shot” extension to the extent required to permit research analysts to publish research reports compliant with Rule 139 under the Securities Act pursuant to FINRA Rule 2241 (or a successor thereto)) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a Shelf Registration) for such offering except as may otherwise be agreed with the Sponsor.
(b)    With respect to any Underwritten Offering of Registrable Debt Securities pursuant to this Agreement (including with respect to a Shelf Offering pursuant to Section 4(c) hereof), the Company agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, submit or file with the SEC a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company or any subsidiary or other Affiliate of the Company and having a tenor of more than one year, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any such debt securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such debt securities, in cash or otherwise, without the prior written consent of the Underwriters of such Underwritten Offering (other than the issuance of debt securities in connection with acquisitions, joint ventures or other strategic transactions) for its own account, within 75 days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a Shelf Registration) for such offering except as may otherwise be agreed with the Sponsor.
(c)    Each Stockholder of Registrable Equity Securities agrees with all other Stockholders of Registrable Securities and the Company in connection with any Underwritten Offering of Registrable Equity Securities made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, as applicable, if requested in writing by the managing underwriter(s) in such offering, it will not (i) subject to customary exceptions, effect any public sale or distribution of any of the Company’s securities (except as part of such Underwritten Offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Stock, or (ii) give any Demand Notice during the period commencing on the date of the Prospectus pursuant to which such Underwritten Offering may be made and continuing for not more than 75 days after the date of such Prospectus (or Prospectus supplement if the offering is made pursuant to a Shelf Registration), plus a then customary “booster shot” extension to the extent required to permit research analysts to publish research reports compliant with Rule 139 under the Securities Act pursuant to FINRA Rule 2241 (or a successor thereto). In connection with any Underwritten Offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4, the Sponsor shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 7, the Stockholders agree to execute the form so negotiated; provided, that the form so negotiated is reasonably acceptable to the Sponsor and consistent with the agreement set forth in this Section 7 and that the Company’s executive officers and directors shall also have executed a form of agreement substantially similar to the agreement so negotiated, subject to customary exceptions applicable to natural persons.
Section 8.    Registrable Debt Securities. To the extent that the Sponsor or any of its Affiliates hold debt securities of the Company or any of its subsidiaries or other Affiliates in an aggregate amount greater than 10% of the aggregate outstanding principal amount of such series of debt securities, such securities shall be treated as Registrable Debt Securities hereunder. If such debt securities are issued or guaranteed by any subsidiary or other Affiliate of the Company, the Company shall cause entity to become a party to this Agreement by executing a counterpart to this Agreement substantially in the form attached hereto as Exhibit B and deliver such counterpart to the Sponsor no later than five business days following the execution thereof.
Section 9.    Registration Procedures. If and whenever the Company Group is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 or Section 4, the Company Group shall use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company Group shall cooperate in the sale of the securities and shall use its reasonable best efforts, as promptly as practicable to the extent applicable, to:
(a)    prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company Group shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the Sponsor, its counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company’s counsel, such filing is necessary to comply with applicable law;
(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;
(c)    notify each selling Holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (i) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (i) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (i) if at any time the Company Group has reason to believe that the representations and warranties of the Company Group contained in any agreement (including any underwriting agreement) contemplated by Section 9(o) below cease to be true and correct, (i) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (i) if the Company Group has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);
(d)    prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;
(e)    if requested by the managing underwriters, if any, or the Sponsor in connection with an Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and the Sponsor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company Group shall not be required to take any actions under this Section 9 that are not, in the opinion of counsel for the Company, in compliance with applicable law;
(f)    furnish or make available to each selling Holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or underwriter); provided that the Company may furnish or make available any such documents in electronic format;
(g)    deliver to each selling Holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Company may furnish or make available any such documents in electronic format (other than, in the case of an Underwritten Offering, upon the request of the managing underwriters thereof for printed copies of any such Prospectus or Prospectuses); and the Company, subject to the last paragraph of this Section 9, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;
(h)    prior to any Underwritten Offering of Registrable Securities, register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such Holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company Group will not be required to (i) qualify generally to do business in any jurisdiction where would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to taxation or general service of process in any such jurisdiction where it would not otherwise be subject but for this Agreement;
(i)    cooperate with, and direct the Company’s agents to cooperate with, the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates (not bearing any legends) or book-entry (not bearing stop transfer instructions) representing Registrable Securities to be sold after receiving written representations from each Holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Company’s agents, the Company shall promptly after the effectiveness of the registration statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with its agent, together with any other authorizations, certificates and directions required by the agent which authorize and direct the agent to issue such Registrable Securities without restriction upon sale by the Holder of such shares of Registrable Securities under the Registration Statement;
(j)    upon the occurrence of, and its knowledge of, any event contemplated by Section 9(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus (then in effect) or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the Holder of the Registrable Securities being sold thereunder, such that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(k)    prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;
(l)    cause any indenture in connection with the registration of the Registrable Debt Securities to be qualified under the Trust Indenture Act, as applicable; cooperate with the related trustee and the Noteholders to effect such changes to such Indenture as may be required for such indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner;
(m)    provide and cause to be maintained a transfer agent and registrar for all Registrable Equity Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(n)    cause all Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if the particular class of Registrable Securities is at tha time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement;
(o)    enter into such agreements (including underwriting agreements in form, scope and substance as is customary in Underwritten Offerings and such other documents reasonably required under the terms of such underwriting agreements, including customary legal opinions and auditor “comfort” letters) and take all such other actions reasonably requested by the Sponsor in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities;
(p)    in connection with a customary due diligence review, make available for inspection by a representative of the selling Holders with Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling Holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement, provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a Registration Statement or Prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor);
(q)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the Registration Statement and applicable Prospectus upon filing with the SEC; and
(r)    in the case of a Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.
Each Holder of Registrable Securities as to which any registration is being effected shall furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing as a condition for any Registrable Securities to be included in the applicable registration hereunder. For the avoidance of doubt, failure of any Holder of Registrable Securities to furnish the Company with such information as requested by the Company pursuant to the preceding sentence shall relieve the Company of any obligation hereunder to include the applicable Registrable Securities in the Registration Statement with respect to which such information was requested.
Each Holder of Registrable Securities agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 9(c)(ii), (iii), (iv), (v) or (vi) (“Demand Suspension”), such Holder will forthwith discontinue disposition of such Registrable Securities pursuant to such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 9(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Stockholder is required to discontinue disposition of such securities.
Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company Group may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation or Registration Statement shall be construed accordingly; provided, that such previously filed registration statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling securityholders those Holders required to be included in the Registration Statement pursuant to the terms of this Agreement.
Section 10.    Registration Expenses. All fees and expenses incurred by the Company Group and incident to the performance of or compliance with this Agreement by the Company Group (including without limitation (i) all registration and filing fees (including fees and expenses with respect to (A) all SEC, stock exchange or trading system and FINRA registration, listing, filing and qualification and any other reasonable fees associated with such filings, including with respect to counsel for the underwriters and any qualified independent underwriter in connection with FINRA qualifications, (B) rating agencies and (C) compliance with securities or “blue sky” laws, including any reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 9(h)), (ii) fees and expenses of the financial printer, (iii) messenger, telephone and delivery expenses of the Company Group, (iv) fees and disbursements of counsel for the Company Group, (v) fees and disbursements of all independent certified public accountants, including the expenses of any special audits and/or “comfort letters” required by or incident to such performance and compliance) and (vi) all reasonable fees and expenses of one counsel retained by the Holders of Registrable Securities, shall be borne by the Company Group, whether or not any Registration Statement is filed or becomes effective. All underwriters’ discounts and selling commissions, in each case related to Registrable Securities registered in accordance with this Agreement, shall be borne by the Holders of Registrable Securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.
In addition, the Company Group shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.
Section 11.    Indemnification.
(a)    Indemnification by the Company Group. The Company Group shall indemnify and hold harmless each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, its Affiliates, directors and officers from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred and documented in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (collectively, “Losses”), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, Issuer Free Writing Prospectus or Offering Material, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein.
(b)    Indemnification by Holder of Registrable Securities. Each Holder of Registrable Securities shall indemnify and hold harmless, severally and not jointly, the Company Group, its directors, its officers and each Person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any Losses, joint or several, that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, Prospectus, Issuer Free Writing Prospectus or Offering Material.
(c)    Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnification hereunder (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (each, an “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; (ii) the Indemnifying Party fails to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party; (iii) in the reasonable judgment of any such Indemnified Party (based upon advice of its counsel) a conflict of interest exists and the Indemnifying Party cannot assume the defense of such claim or Proceeding; or the Indemnifying Party fails to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 11) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 11).
(d)    Contribution. If the indemnification provided for in this Section 11 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11(d), an Indemnifying Party that is a selling Stockholder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 11 by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the Underwritten Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
Section 12.    Rule 144. The Company shall use reasonable best efforts to: (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, to the extent required from time to time to enable all Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144; and (ii) so long as any Registrable Securities are outstanding, furnish Holders thereof upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company (except to the extent the same is available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system).
Section 13.    Miscellaneous.
(a)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Sponsor. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Stockholders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Stockholders of Registrable Securities may be given by Stockholders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.
(b)    Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, emailed and confirmed or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties): if to the Company, to the address of its principal executive offices; if to any Holder, at such Holder’s address as set forth on the records of the Company or such other address as such Holder notifies the Company Group in writing. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy or email, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.
(c)    Successors and Assigns; Stockholder Status. Each party may assign all or a portion of its rights hereunder to any Person to which such party Transfers (as defined in the Stockholder Rights Agreement) (each such Person, a “Permitted Assignee”).  Pursuant to the Stockholder Rights Agreement, the Stockholders may not Transfer any shares of Common Stock to any Person identified as a “Prohibited Transferee.” This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Holders in compliance with any restrictions on transfer or assignment; provided, however, that (x) the Company may not assign this Agreement (in whole or in part) without the prior written consent of the Holders with a majority of the Registrable Securities and (y) such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Company Group) promptly following the acquisition of such Registrable Securities. Except as provided in Section 11 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.
(d)    Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile, pdf or other electronic transmission with the same effect as if all signatory parties had signed and delivered the same original document, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(e)    Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (iii) references to sections and paragraphs refer to sections and paragraphs of this Agreement; and (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited.
(f)    Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with, the laws of the State of New York.
(g)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(h)    Entire Agreement. This Agreement by and between the Company and the Sponsor is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.
(i)    Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
(j)    Specific Performance; Further Assurances. The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach. The parties hereto agree that in the event the registrations and sales of Registrable Securities are effected pursuant to the laws of any jurisdiction outside of the United States, such parties shall use their respective reasonable best efforts to give effect as closely as possible to the rights and obligations set forth in this Agreement, taking into account customary practices of such foreign jurisdiction, including executing such documents and taking such further actions as may be reasonably necessary in order to carry out the foregoing.
(k)    Term. This Agreement shall terminate with respect to a Holder on the date on which such Holder ceases to hold Registrable Securities; provided, that, such Holder’s rights and obligations pursuant to Section 11, as well as the Company’s obligations to pay expenses pursuant to Section 11, shall survive with respect to any registration statement in which any Registrable Securities of such Holders were included. From and after the date of this Agreement, the Company shall not, without the consent of the Sponsor, enter into any agreement with any Person giving, including any Holder or prospective Holder of any securities of the Company, any registration rights (i) the terms of which are more favorable than, senior to or conflict with, the registration rights granted to the Holders hereunder or (ii) permitting such Person to exercise a demand registration right during the period expiring on the second anniversary of the date hereof; provided, that, the Company may enter into an agreement granting such rights if such agreement provides the Holders with piggyback rights consistent with those granted to the Holders pursuant to Section 6, and, if such agreement contains any underwriter cutbacks consistent with Section 6(b), then the Holders shall participate with such other Holders on a pro rata basis; and provided, further, that the Company may enter into an agreement granting such demand rights in connection with the issuance of securities of the Company pursuant to (i) a bona fide material acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries, (ii) the terms of any employment agreement or arrangement or employee benefit plan of the Company or any of its subsidiaries, (iii) an exchange of indebtedness of the Company into equity and (iv) a proposed resale of convertible securities of the Company by any Holder thereof, in each case, to the extent that the entering into of such an agreement is customary in a transaction of the type contemplated.
(l)    Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York located in New York County and the federal courts of the United States of America located in New York County, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.
Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of Section 13(b).
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

GRAFTECH INTERNATIONAL LTD.

By:	/s/ Quinn J. Coburn
	Name:	Quinn J. Coburn
	Title:	Chief Financial Officer, Vice President Finance and Treasurer

BCP IV GRAFTECH HOLDINGS LP

By its general partner, BPE IV (Non-Cdn) GP LP,

By its general partner, Brookfield Capital Partners Ltd.,

/s/ A.J. Silber
Name: A.J. Silber
Title: Officer

/s/ Dave Gregory
Name: Dave Gregory
Title: Officer

EXHIBIT A
ADDENDUM AGREEMENT

This Addendum Agreement is made this      day of                     , 20        , by and between (the “New Holder”) and GrafTech International Ltd. (the “Company”), pursuant to a Registration Rights Agreement dated as of April 23, 2018 (the “Agreement”), by and between the Company and the Sponsor. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
W I T N E S S E T H:
WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and
WHEREAS, the New Holder has acquired Registrable Securities directly or indirectly from a Holder; and
WHEREAS, the Company and the Holders have required in the Agreement that all persons desiring registration rights pursuant to the Agreement must enter into an Addendum Agreement binding the New Holder to the Agreement to the same extent as if it were an original party thereto;
NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Holder acknowledges that it has received and read the Agreement and that the New Holder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement (or as otherwise provided therein) and shall be deemed to be a Holder thereunder.

New Holder

Address:

Agreed to on behalf of GrafTech International Ltd. pursuant to Section 13(c) of the Agreement.

GRAFTECH INTERNATIONAL LTD.

By:
Printed Name and Title

EXHIBIT B
COUNTERPART TO REGISTRATION RIGHTS AGREEMENT

The undersigned hereby absolutely, unconditionally and irrevocably agrees as an Additional Company Party (as defined in the Registration Rights Agreement, dated April 23, 2018 by and between GrafTech International Ltd., a Delaware corporation, and BCP IV GrafTech Holdings LP, a Delaware limited partnership) to be bound by the terms and provisions of such Registration Rights Agreement.
IN WITNESS WHEREOF, the undersigned has executed this counterpart as of [•], 2018.

[ADDITIONAL COMPANY PARTY]

By
Name:
Title:

1